Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 22, 2017, relating to the 2016 consolidated financial statements and the retrospective adjustments to the 2015 and 2014 consolidated financial statement disclosures of Anheuser-Busch InBev SA/NV (which report expresses an unqualified opinion and includes an explanatory paragraph regarding retrospective adjustments to the 2015 and 2014 consolidated financial statement disclosures on segment information) and the effectiveness of Anheuser-Busch InBev SA/NV’s internal control over financial reporting, appearing in Anheuser-Busch InBev SA/NV’s Annual Report on Form 20-F for the year ended December 31, 2016, which are incorporated by reference into Altria Group, Inc.’s Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Zaventem, 26 October 2017

/s/ Joël Brehmen
DELOITTE Bedrijfsrevisoren / Réviseurs d’Enterprises
BV o.v.v.e. CVBA / SC s.f.d. SCRL
Represented by Joël Brehmen